                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)     September 10, 2002
                                                     ------------------

                               Adolor Corporation
                               ------------------
           (Exact name of registrant as specified in its charter)

          Delaware                         000-26929              31-1429198
          --------                         ---------              ----------
(State or other jurisdiction        (Commission File Number)    (IRS Employer
      of incorporation)                                      Identification No.)


 620 Pennsylvania Drive, Exton, PA                                 19341
 ---------------------------------                                 -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:	(484) 595-1500
                                                        --------------

 Not Applicable
-----------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.	Other Events.

	On October 11, 2002, Adolor Corporation (the "Company") accepted the resignation of Andrew D. Reddick, Senior Vice President of Commercial Operations and Chief Operating Officer of the Company, effective as of
September 10, 2002.   A letter agreement between the Company and Mr. Reddick
concerning the resignation of Mr. Reddick from the Company is attached to this Report as Exhibit 10.1.

	In connection with the agreement with Mr. Reddick and a September 30, 2002 agreement, amending the April 3, 2002 employment agreement between John J. Farrar, Ph.D., the former President and Chief Executive Officer and a former director of the Company, and the Company, a copy of which was filed as Exhibit
10.1 to a Report on Form 8-K filed by the Company on September 30, 2002, the Company will record in the third quarter compensation expense of approximately $800,000 as a result of payments under the agreements and non-cash charges of approximately $2.6 million in connection with the acceleration of the vesting of certain stock options. In addition, the Company will reduce previously recorded deferred compensation by approximately $2.6 million.


Item 7(c).	Exhibits.

10.1	Letter Agreement between the Company and Andrew D. Reddick, dated
         October 11, 2002.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       ADOLOR CORPORATION

                                       By:   /s/ Peter J. Schied
                                       ---------------------------
                                       Name:     Peter J. Schied
                                       Title:    Senior Vice President and
                                                 Chief Financial Officer

Dated:  October 16, 2002